Exhibit 99.1
CONNETICS ANNOUNCES EXTENSION AND CHANGES IN TERMS OF CONVERTIBLE SENIOR NOTES CONSENT SOLICITATIONS AND PROVIDES UPDATE ON FINANCIAL RESTATEMENT
PALO ALTO, Calif. (July 19, 2006) — Connetics Corporation (Nasdaq: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, today announced that it is extending the expiration time of the previously announced consent solicitation (the “Consent Solicitation”) from holders of its outstanding 2.25% Convertible Senior Notes due 2008 (the “2008 Notes”) and 2.00% Convertible Senior Notes due 2015 (the “2015 Notes”, and together with the 2008 Notes, the “Notes”). The expiration time has been extended from 5:00 p.m., New York City time on July 19, 2006 to 5:00 p.m., New York City time, on July 21, 2006, unless further extended or terminated by Connetics. Connetics also announced that it is amending the terms of the Consent Solicitation pursuant to a Supplement to the Consent Solicitation Statement, dated July 19, 2006 (the “Supplement”).
The Consent Solicitation, as amended by the terms of the Supplement, seeks amendments of certain reporting requirements in the indentures governing the Notes and waivers of defaults and events of default related to such reporting requirements and includes the additional terms described below.
2008 and 2015 Notes: The record date for the Consent Solicitation is set at the close of business on July 19, 2006 and Connetics is seeking consents from holders of the Notes as of the close of business on this record date.
2008 Notes:
Connetics and the holders of a majority of the outstanding 2008 Notes have negotiated and reached an understanding with respect to revised terms of the Consent Solicitation, which are set forth in further detail in the Supplement.
(i) A consent payment to consenting holders of 2008 Notes of $15.00 per $1,000 outstanding principal amount of 2008 Notes upon or promptly following execution of the supplemental indenture for the 2008 Notes;
(ii) An additional payment to all holders of 2008 Notes of record on July 29, 2006, of $35.00 per $1,000 outstanding principal amount of 2008 Notes if Connetics has not filed an amendment to its 2005 Form 10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by 5:00 p.m. Pacific Standard Time on July 29, 2006; and
(iii) Special interest of 4.75% per annum on the 2008 Notes payable to all holders of 2008 Notes and accruing from the date of execution of the supplemental indenture for the 2008 Notes to the final maturity of the 2008 Notes if the Company has not filed an amendment to its 2005 Form 10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by 5:00 p.m. Pacific Standard Time on July 29, 2006.
2015 Notes:
The Company had been engaged in discussions with certain holders of the 2015 Notes with respect to the terms of the Consent Solicitation, but has terminated such discussions without reaching mutually acceptable terms with such holders. Connetics has proposed the following revised terms to the holders of the 2015 Notes, which are set forth in further detail in the Supplement. These terms have not yet been agreed upon with the holders of the 2015 Notes.
(i) A consent payment to consenting holders of 2015 Notes of $10.00 per $1,000 outstanding principal amount of 2015 Notes upon or promptly following execution of the supplemental indenture for the 2015 Notes; and
(ii) Special interest of 4.5% per annum on the 2015 Notes payable to all holders of 2015 Notes and accruing from the date of execution of the supplemental indenture for the 2015 Notes to the final maturity of the 2015 Notes if the Company has not filed an amendment to its 2005 Form 10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by the close of business on July 25, 2006.
If Connetics does not file its quarterly report for the quarter ended March 31, 2006, by the close of business on July 25, 2006, then in the absence of obtaining a consent to a waiver and amendment of the requirements in the indenture governing the 2015 Notes on mutually acceptable terms, the holders of at least 25% of the outstanding 2015 Notes, or the trustee for the 2015 Notes, may deliver a notice to the Company stating that they are accelerating the maturity of such Notes. If the maturity of the 2015 Notes is accelerated, the Company has adequate cash and short term investments to repay the 2015 Notes.
Except as announced in this press release, all other aspects of the Consent Solicitation remain unchanged.
This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The consent solicitation is being made solely pursuant to the Consent Solicitation Statement dated July 10, 2006, as amended by the Supplement.
Update on Financial Restatement
As previously announced, Connetics in the process of restating its financial statements. As announced on May 3, 2006, Connetics has determined that its rebate reserves as of the end of 2005 were understated, and that its rebate accruals had not adequately captured the full liability associated with product inventory in the distribution channel. In connection with its review and evaluation of its rebate reserves, Connetics has also reviewed its methodology for estimating future product returns. As a result of this evaluation, Connetics has determined that its returns allowance is understated for prior years. Connetics believes that the cumulative impact in its restatement of the changes to rebate and chargeback reserves and allowance for returns as of December 31, 2005 is approximately $11 million. Completion of the restatement, including the filing of the 2005 Form 10-K/A and the Form 10-Q for the quarter ended March 31, 2006, remains subject to completion of the ongoing review by the Company’s Audit Committee and independent auditors.
About Connetics
Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. The Company’s marketed products are OLUX® (clobetasol propionate) Foam, 0.05%; Luxiq® (betamethasone valerate) Foam, 0.12%; Soriatane® (acitretin) capsules; and Evoclin® (clindamycin) Foam, 1%. Connetics is developing Desilux™ (desonide) VersaFoam-EF, 0.05%, a low-potency topical steroid formulated to treat atopic dermatitis; Primolux™ (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis; Extina® (ketoconazole) VersaFoam-HF, 2%, to treat seborrheic dermatitis; and Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel, to treat acne. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation. In Connetics’ marketed products, these formulations have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.
Forward Looking Statements
Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Connetics expects, believes or anticipates will or may occur in the future, including, particularly, statements about the financial restatement process and Connetics’ ability to repay the 2015 Notes are forward-looking statements. All forward-looking statements are based on assumptions made by Connetics’ management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.
Contacts:

Connetics Corporation	Lippert/Heilshorn & Associates
John Higgins, CFO	Don Markley or Bruce Voss
(650) 843-2800	(310) 691-7100
jhiggins@connetics.com	dmarkley@lhai.com
Press Release Code: CNCT-F
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